Exhibit 32.1

TRAVELERS PROPERTY CASUALTY CORP.
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. § 1350, AS ADOPTED
PURSUANT TO § 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Travelers Property Casualty Corp. (the “Company”) on Form 10-Q for the fiscal quarter ended September 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert I. Lipp, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated this 31st day of October, 2003

/s/ Robert I. Lipp Robert I. Lipp Chief Executive Officer